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                                                                 EXHIBIT - 99(A)

                            UNITED BANKSHARES, INC.

                    PROXY FOR SPECIAL SHAREHOLDERS' MEETING


          KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia, does hereby nominate
constitute, and appoint,                                           &
                                            or either of them will full power
to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., Charleston, West Virginia,
standing in the undersigned's name on its books on                     , 1996,
at the Special Meeting of Shareholders to be held at
                                        , on                , 1996, at     .m.
local time, or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

          To approve, ratify and confirm the Agreement and Plan of Merger, dated as of August 18, 1995, between Eagle Bancorp, Inc. and United Bankshares, Inc.

          The undersigned acknowledges receipt of the Notice and Prospectus/
Joint Proxy Statement dated                                            1996
and hereby revokes all proxies previously given by the undersigned for said meeting.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSAL LISTED ABOVE UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED BANKSHARES, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

          PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.

                                             ___________________________________


                                             ___________________________________


                                             Dated:  __________________, 1996


          When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.